As filed with the Securities and Exchange Commission on September 23, 2016

Registration No. 333-176935

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ChipMOS TECHNOLOGIES (Bermuda) LTD.

(Exact name of issuer as specified in its charter)

Bermuda	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No.1, R&D Rd. 1, Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

(Address of Principal Executive Offices)

ChipMOS TECHNOLOGIES (Bermuda) LTD.

AMENDED AND RESTATED SHARE OPTION PLAN 2011

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

ChipMOS TECHNOLOGIES (Bermuda) LTD. hereby amends its Registration Statement on Form S-8 (Registration No. 333-176935) by filing this Post-Effective Amendment No. 1 to such Registration Statement to reflect that the ChipMOS TECHNOLOGIES (Bermuda) LTD. Share Option Plan 2011 (the “Plan”) was amended and restated, effective as of September 19, 2016 to amend certain provisions under the Plan related to the treatment of options upon the consummation of and following a business combination and to file a copy of the Plan, as amended and restated to date. No additional securities are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Document Description

24.1 -	Power of Attorney

99.1 -	ChipMOS TECHNOLOGIES (Bermuda) LTD. Amended and Restated Share Option Plan 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hsinchu, Taiwan, Republic of China, on September 23, 2016.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Chairman and Director/Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the date listed above:

Name	Title

*	Chairman and Director/Chief Executive Officer
Shih-Jye Cheng

*	Chief Financial Officer and Director
Shou-Kang Chen

*	Deputy Chairman and Independent Director
Chin-Shyh Ou

*	Director
Hsing-Ti Tuan

*	Independent Director
Yeong-Her Wang

*	Independent Director
John Yee Woon Seto

*	Director
Chao-Jung Tsai

*	Independent Director
Rong Hsu

*	Independent Director
Antonio R. Alvarez

*	By:	/s/ Shih-Jye Cheng
Shih-Jye Cheng
Attorney-in Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ChipMOS TECHNOLOGIES (Bermuda) LTD., has signed this Registration Statement on September 23, 2016.

ChipMOS U.S.A., INC.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Director

EXHIBIT INDEX

Exhibit Number	Document Description

24.1 -	Power of Attorney

99.1 -	ChipMOS TECHNOLOGIES (Bermuda) LTD. Amended and Restated Share Option Plan 2011